Exhibit 3.4

SECOND AMENDED AND RESTATED BYLAWS

OF

FORUM ENERGY TECHNOLOGIES, INC.

A Delaware Corporation

Date of Adoption:

[—], 2011

FORUM ENERGY TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED BYLAWS

SECOND AMENDED AND RESTATED BYLAWS

OF

FORUM ENERGY TECHNOLOGIES, INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of Forum Energy Technologies, Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware, shall be the location set forth in the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”).

Section 1.02 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Corporation’s Board of Directors (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Place of Meetings. Each meeting of stockholders will be held at such place, if any, and time and on such date as determined exclusively by resolution of the Board in its sole and absolute discretion and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 2.16.

Section 2.02 Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the presence, in person or by proxy, of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, pursuant to the authority set forth in Section 2.14, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.03 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares, including but not limited to its own shares, held by it in a fiduciary capacity.

Section 2.03 Adjournments. Any meeting of stockholders, annual or special, may be adjourned, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 2.04 Annual Meetings. Each annual meeting of stockholders will be held at such place, if any, and time and on such date as determined exclusively by resolution of the Board in its sole and absolute discretion and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 2.16. At each annual meeting, the stockholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.05 Special Meetings. Except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board, (ii) the chief executive officer of the Corporation, (iii) the President, or (iv) the Secretary (A) pursuant to a resolution adopted by the Board or (B) at the request of the holders of not less than a majority in voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. The person(s) authorized to call special meetings may fix the time and place, if any, of the special meeting.

Section 2.06 Advance Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.06 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.06.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.06, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the 2012 annual meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be May 15, 2012. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. As to each person whom the stockholder proposes to nominate for election as a director, such stockholder’s notice shall set forth: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. As to any other business that the stockholder proposes to bring before the meeting, such stockholder’s notice shall set forth (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including, but not limited to, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, such stockholder’s notice shall set forth: (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (d) a description of any agreement, arrangement or understanding (including, but not limited to, any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (f) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (g) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 2.06 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.06 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.06 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.06 shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.06 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.06. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.06 is delivered to the Secretary at the Corporation’s principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.06 are eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.06. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.06 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by (A)(2)(f) of this Section 2.06) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.06, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.06, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, the nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.06, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission (as defined in Section 7.04(C)) delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.06, “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.06; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.06 (including clause (A)(1)(c) and paragraph (B) hereof), and compliance with clause (A)(1)(c) and paragraph (B) of this Section 2.06 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).

Nothing in this Section 2.06 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.07 Meeting Record Dates. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 2.08 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, stockholders shall be given a notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.09 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. The list shall be arranged in alphabetical order and show the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.09 shall require the Corporation to include electronic mail addresses or other electronic contact information on the list. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting:

(A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (B) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 2.16, the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.09 or to vote in person or by proxy at any meeting of stockholders

Section 2.10 Manner of Voting. At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy. Election of directors need not be by written ballot. For any matter the Board determines shall be acted on by written ballot, the voting by stockholders or proxyholders at any meeting may be effected by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxyholder.

Section 2.11 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(A) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(B) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.12 Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation and its securities, be determined by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation that are present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.13 Inspectors of Election. If required by law, the Board shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at any meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector so appointed or designated shall (A) ascertain and report the number of shares of capital stock of the Corporation outstanding and the voting power of each share, (B) determine the number of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (E) certify his or her determination of the number of shares of capital stock of the Corporation represented at the meeting and his or her count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors

Section 2.14 Conduct of Meeting. The chairman of each meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the chief executive officer of the Corporation or, in the absence (or inability or refusal to act of the chief executive officer of the Corporation, the President or, in the absence (or inability or refusal to act) of the President, such other person appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The

Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of each meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (E) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders are not required to be held in accordance with the rules of parliamentary procedure. The secretary of each meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.15 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it, and such shares will not be counted for quorum purposes.

Section 2.16 Meeting Attendance via Remote Communication Equipment. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (A) participate in a meeting of stockholders; and (B) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

Section 3.02 Number. Except as otherwise required by applicable law or provided in the Certificate of Incorporation, the number of directors of the Corporation, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

Section 3.03 Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.04 Newly Created Directorships and Vacancies. Except as otherwise required by applicable law or provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders); provided, however, at any time prior to the first date on which the SCF Group (as defined in Certificate of Incorporation) ceases to beneficially own shares representing 50% or more of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Trigger Date”), newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may also be filled by the holders of not less than a majority in voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Any director chosen pursuant to this provision shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.05 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board (or a committee thereof) shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, for attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on Board committees.

Section 3.06 Meeting Organization. Meetings of the Board shall be presided over by the Chairman of the Board or, in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.07 Annual Meetings. The Board shall meet at least annually and may meet more frequently as needed.

Section 3.08 Regular Meetings. Regular meetings of the Board may be held at such places within or outside the State of Delaware and at such times as the Board may from time to time determine. At least 24 hours notice to each director shall be required.

Section 3.09 Special Meetings. Special meetings of the Board may be held at any time or place within or outside the State of Delaware whenever called by the Chairman of the Board, the chief executive officer of the Corporation, the Secretary, or by any two members of the Board. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

Section 3.10 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee thereof in accordance with applicable law.

Section 3.11 Meeting Attendance via Remote Communication Equipment. Unless otherwise restricted by applicable law, the Certificate of Incorporation, or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting constitutes presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE IV

BOARD COMMITTEES

Section 4.01 Designation; Powers. The Board may, by resolution passed by a majority of the Board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing these Bylaws or adopting new Bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board.

Section 4.02 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.01 of this Article IV shall choose its own chairman unless previously appointed by the Board, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03 Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 5.01 Number, Titles and Term of Office. The officers of the Corporation shall be a chief executive officer of the Corporation, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board so elects, a Chairman of the Board and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 5.02 Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board (or a committee thereof) or, if such power is expressly delegated to any officers of the Corporation, by such officers.

Section 5.03 Removal. Any officer or agent elected or appointed by the Board may be removed, either with or without cause, by the vote of a majority of the Board at a special meeting called for the purpose, or at any regular meeting of the Board, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.04 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 5.05 Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board designates the Chairman of the Board as chief executive officer. Subject to the control of the Board and the executive committee (if any), the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board.

Section 5.06 Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board; and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board.

Section 5.07 Powers and Duties of the President. Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and, unless the Board otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board; and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board.

Section 5.08 Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, a Vice President designated by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of a Vice President to perform the duties of the President, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.09 Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board; and he or she shall, if required by the Board, give such bond for the faithful discharge of his or her duties in such form as the Board may require.

Section 5.10 Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the chief executive officer or the Board. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.11 Secretary. The Secretary shall keep the minutes of all meetings of the Board, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the

Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

Section 5.12 Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the chief executive officer or the Board. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.13 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the chief executive officer, or an officer or agent delegated by the chief executive officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

CAPITAL STOCK

Section 6.01 Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated. If shares are certificated, the Corporation shall cause to be issued to the holder of such shares one or more certificates in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board. Each such certificate shall be shall be signed in accordance with Section 6.02 hereof and shall specify the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) represented by such certificate.

Section 6.02 Multiple Classes of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (A) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (B) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (A) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 6.03 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (A) the Chairman of the Board, the President or a Vice President and (B) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile or by other means of electronic reproduction. In case any officer, transfer agent or registrar who has signed or whose facsimile signature or an electronic reproduction thereof has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 6.04 Transfer of Shares. Transfers of shares of the Corporation shall be made upon the books of the Corporation: (A) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the shares of the Corporation, and upon surrender of the appropriate certificate(s), or (B) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the shares of the Corporation.

Section 6.05 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.06 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, to the fullest extent permitted by law, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person), upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 6.07 Effect of Corporation’s Restriction on Transfer.

(A) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent by the

Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder, including, but not limited to, an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder, to the fullest extent permitted by law.

(B) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (1) the shares are certificated and such restriction is noted conspicuously on the certificate; or (2) the shares are uncertificated and such restriction was contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 6.08 Regulations Regarding Certificates. The Board shall have the power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Section 6.09 Lost, Destroyed or Wrongfully Taken Certificates.

(A) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (1) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (2) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (3) satisfies other reasonable requirements imposed by the Corporation.

(B) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form to the fullest extent permitted by law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board.

Section 7.02 Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock, which dividends may be paid in either cash, property or shares of capital stock of the Corporation.

Section 7.03 Seal. The seal of the Corporation shall be in such form as adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7.04 Means of Giving Notice.

(A) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (1) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (2) by means of facsimile telecommunication or other form of electronic transmission, or (3) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (1) if given by hand delivery, orally, or by telephone, when actually received by the director; (2) if sent through the United States mail, at 5:00 p.m. Central Time on the fourth business day after deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (3) if sent for next day delivery by a nationally recognized overnight delivery service, at 5:00 p.m. Central Time on the first business day after deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (4) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (5) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (6) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(B) Notice to Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

(C) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile telecommunication and electronic mail.

(D) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(E) Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder is not required. Any action or meeting that is taken or held without notice to such stockholder has the same force and effect as if such notice had been duly given. If any such stockholder delivers to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given is not applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 7.05 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to the notice, or a waiver by electronic transmission by the person entitled to the notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 7.06 Fixing Other Record Dates.

(A) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than 60 days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(B) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (1) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (2) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 7.07 Resignations. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the chief executive officer of the Corporation, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt and acceptance of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation is necessary to make it effective.

Section 7.08 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as designated by the Board.

ARTICLE VIII

AMENDMENTS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal these Bylaws. The affirmative vote of the Board shall be required to adopt, amend, alter or repeal these Bylaws. These Bylaws also may be adopted, amended, altered or repealed by the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation (including any resolution or resolutions adopted by the Board providing for the issue of any series of Preferred Stock), on or after the Trigger Date, the affirmative vote of the holders of at least 66 2/3% in the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter or repeal, or adopt any provision as part of these Bylaws.

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